                                                                   Exhibit 99.1
PROXY

                               ECKERD CORPORATION

   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 27, 1997.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ECKERD
                                  CORPORATION
                  8333 BRYAN DAIRY ROAD, LARGO, FLORIDA 33777

  The undersigned hereby appoints Francis A. Newman and James M. Santo as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock, par value $.01 per share (the "Common Stock"), of Eckerd Corporation ("Eckerd") held of record by the undersigned on January 28, 1997, at the Special Meeting of Stockholders to be held on Thursday, February 27, 1997, at 10:30 a.m., local time, at 8333 Bryan Dairy Road, Largo, Florida 33777.

                  (Continued and to be signed on the reverse.)

                                                        Please mark
                                                        your votes as   [X]
                                                        indicated in
                                                        this example




ITEM 1. THE APPROVAL AND ADOPTION OF THE            FOR     AGAINST    ABSTAIN
AMENDED AND RESTATED AGREEMENT AND PLAN OF
MERGER, DATED AS OF NOVEMBER 2, 1996 (THE           [_]       [_]        [_]
"MERGER AGREEMENT"), AMONG J.C. PENNEY
COMPANY, INC., A DELAWARE CORPORATION
("JCPENNEY"), OMEGA ACQUISITION CORPORATION, A
DELAWARE CORPORATION ("OMEGA") AND A WHOLLY
OWNED SUBSIDIARY OF JCPENNEY, AND ECKERD
CORPORATION, A DELAWARE CORPORATION
("ECKERD"), PURSUANT TO WHICH ECKERD WILL BE
MERGED WITH AND INTO OMEGA AND EACH
OUTSTANDING SHARE OF COMMON STOCK OF ECKERD
WILL BE CONVERTED INTO THE RIGHT TO RECEIVE
 .6604 SHARES OF JCPENNEY COMMON STOCK OR,
UNDER CERTAIN CIRCUMSTANCES, OMEGA WILL BE
MERGED WITH AND INTO ECKERD AND EACH HOLDER OF
COMMON STOCK WILL RECEIVE $35 IN CASH PER
SHARE OF COMMON STOCK (OTHER THAN HOLDERS WHO
PROPERLY DEMAND AN APPRAISAL OF SUCH SHARES),
AS DESCRIBED IN THE ACCOMPANYING PROXY
STATEMENT/PROSPECTUS.

ITEM 2. IN THEIR DISCRETION THE PROXIES ARE
AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS
MAY PROPERLY COME BEFORE THE SPECIAL MEETING
OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


                         ---- This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEM 1 AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.



Signature(s) _____________________________ Date _______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.